EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Louis J. Torchio, President and Chief Executive Officer
William W. Harvey, Jr., Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Fourth Quarter 2023 Earnings and Quarterly Dividend

Columbus, Ohio — January 22, 2024

Northwest Bancshares, Inc., (the “Company”), (NasdaqGS: NWBI) announced net income for the quarter ended December 31, 2023 of $29.0 million, or $0.23 per diluted share. This represents a decrease of $5.6 million, or 16.3%, compared to the same quarter last year, when net income was $34.6 million, or $0.27 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended December 31, 2023 were 7.64% and 0.80% compared to 9.38% and 0.98% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on February 14, 2024 to shareholders of record as of February 2, 2024. This is the 117th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's common stock as of December 31, 2023, this represents an annualized dividend yield of approximately 6.4%.

Louis J. Torchio, President and CEO, added, “We were very pleased with 2023 results as we continue to execute upon our commercial banking strategy despite the current year liquidity and interest rate challenges for the industry. We grew loans at a measured pace of 4.5%, but more importantly we reallocated over $440.0 million from lower yielding investment securities, retail loans and consumer loans into the more profitable commercial portfolio, which grew $677.2 million, or 17.1%. We were also pleased with the stability of our deposit base throughout the year which grew $515.4 million, enabling us to reduce more expensive borrowed funds by $282.3 million, and our tangible common equity grew to 8.30%, which provides flexibility for growth going forward.”

Mr. Torchio continued, “We have also taken additional measures to control our noninterest expense growth by consolidating three more branches, rightsizing our retail and consumer staff, and renegotiating third-party contracts across the board. These measures required severance and professional service costs in the fourth quarter of approximately $3.5 million. The expense savings going forward will be allocated to the continued build-out of our credit administration, risk management, and internal audit functions that support our focus on commercial loan growth.”

Net interest income decreased by $10.7 million, or 9.2%, to $106.3 million for the quarter ended December 31, 2023, from $117.0 million for the quarter ended December 31, 2022. This decrease in net interest income resulted primarily from a $40.3 million increase in interest expense due to increases in both the average balance and average cost of interest-bearing liabilities. The average balance of interest-bearing liabilities increased $663.1 million, or 7.2%, to $9.912 billion for the quarter ended December 31, 2023 from $9.249 billion for the quarter ended December 31, 2022, driven by an increase in time deposits and borrowed funds. In addition, the cost of interest-bearing liabilities increased to 2.04% for the quarter ended December 31, 2023 from 0.46% for the quarter ended December 31, 2022 due to higher market interest rates and competitive pressure for liquidity. Partially offsetting this increase in interest expense was a $29.5 million increase in interest income. Cash and marketable securities were redeployed into higher yielding loans, which, along with higher market interest rates, caused the yield on interest-earning assets to increase to 4.67% for the quarter ended December 31, 2023 from 3.89% for the quarter ended December 31, 2022. Interest income on loans receivable increased $29.4 million, or 25.1%, due to an increase of $525.2 million, or 4.9%, in the average balance of loans in addition to an increase in the yield on loans to 5.19% for the quarter ended December 31, 2023 from 4.35% for the quarter ended December 31, 2022. The net effect of these changes in interest rates and average balances was a decrease in the Company's net interest margin to 3.16% for the quarter ended December 31, 2023 from 3.57% for the same quarter last year.

The provision for credit losses decreased by $3.0 million, or 27.1%, to $7.9 million for the current quarter ended December 31, 2023 from $10.9 million for the quarter ended December 31, 2022. Economic forecasts continued to improve, and the Company continued to experience a decrease in substandard loans by $17.8 million, or 7.5%, to $218.5 million, or 1.91% of total loans, at December 31, 2023 from $236.2 million, or 2.16% of total loans, at December 31, 2022. This decrease was assisted by the note sale of approximately $8.0 million of nonperforming loans for a net gain of approximately $726,000. In addition, delinquencies remain well controlled.

 Noninterest income increased by $1.3 million, or 4.7%, to $29.2 million for the quarter ended December 31, 2023, from $27.9 million for the quarter ended December 31, 2022. This increase was driven by increases in core businesses such as service charges and fees on deposits and loans, trust and other financial services income and the net gain on the sale of SBA loans and other real estate owned. Service charges and fees increased $1.8 million, or 12.7%, to $15.9 million for the quarter ended December 31, 2023 from $14.1 million for the quarter ended December 31, 2022 driven by deposit-related fees based on customer activity as well as commercial loan fees, and the net gain on real estate owned increased $1.0 million to $1.1 million for the quarter ended December 31, 2023 from $51,000 for the quarter ended December 31, 2022 as a result of gains on property sales in the current period. These increases were partially offset by a $2.4 million, or 49.7%, decrease in other operating income to $2.5 million for the quarter ended December 31, 2023 from $4.9 million for the quarter ended December 31, 2022 as a result of gains from the sales of branch buildings associated with the previously announced branch consolidations during the quarter ended December 31, 2022.

Noninterest expense increased by $1.9 million, or 2.1%, to $90.7 million for the quarter ended December 31, 2023 from $88.8 million for the quarter ended December 31, 2022. This increase primarily resulted from a $3.5 million, or 7.6%, increase in compensation and employee benefits to $50.2 million for the quarter ended December 31, 2023, from $46.7 million for the quarter ended December 31, 2022 driven primarily by the buildout of the commercial business and related credit, risk management and internal audit support functions over the past twelve months. Processing expenses increased $1.4 million, or 10.5%, to $15.0 million for the quarter ended December 31, 2023, from $13.6 million for the quarter ended December 31, 2022 due to the implementation of additional third-party software platforms. FDIC insurance premiums increased $1.3 million, or 100.4%, to $2.6 million for the quarter ended December 31, 2023 from $1.3 million for the quarter ended December 31, 2022 due to an increase in the deposit insurance assessment rate beginning in the first quarter of 2023.

The provision for income taxes decreased by $2.7 million, or 25.9%, to $7.8 million for the quarter ended December 31, 2023 from $10.6 million for the quarter ended December 31, 2022 due primarily to lower income before income taxes.

Net income for the year ended December 31, 2023 was $135.0 million, or $1.06 per diluted share. This represents an increase of $1.3 million, or 1.0%, compared to the year ended December 31, 2022, when net income was $133.7 million, or $1.05 per diluted share. The annualized returns on average shareholders' equity and average assets for the year ended December 31, 2023 were 8.94% and 0.95% compared to 8.80% and 0.94% for the prior year. This increase in net income was the result of an increase in net interest income of $15.0 million, or 3.6%, to $435.7 million for the year ended December 31, 2023 from $420.7 million for the year ended December 31, 2022. This increase in net interest income was primarily due to an increase in the average yield on interest-earning assets, partially offset by increases in the average balance and average cost of interest-bearing liabilities. The average yield on interest-earning assets increased to 4.42% for the year ended December 31, 2023 compared to 3.41% for the prior year due to the rising interest rate environment as well as the change in asset mix to higher yielding commercial loans. The average balance of interest-bearing liabilities increased by $355.6 million, or 3.8% and the average cost increased to 1.56% for the year ended December 31, 2023 from 0.30% for the year ended December 31, 2022 due to rising interest rates throughout the year as well as competitive pressure for funding and liquidity. In addition, the total provision for credit losses decreased $5.4 million, or 19.2% compared to the prior year, specifically within the provision for unfunded commitments as a result of the timing of the origination of loans with off balance sheet exposures. Noninterest income increased $3.0 million, or 2.7% to $113.8 million for the year ended December 31, 2023 from $110.8 million for the year ended December 31, 2022, driven by a $4.0 million increase in service charges and fees, $1.8 million in gains on sales of SBA loans during the current year, and a $1.5 million increase in income from bank owned life insurance as a result of death benefits received in the current year. These changes were partially offset by a $22.0 million, or 6.7%, increase in noninterest expense to $351.6 million for the year ended December 31, 2023 from $329.5 million for the year ended December 31, 2022, driven by a $7.3 million increase in compensation and employee benefits expense, a $6.2 million increase in processing expenses due to the implementation of additional third-party software platforms, and a $4.5 million increase in federal deposit insurance premiums due to an increase in the deposit insurance assessment rate beginning in the first quarter of 2023.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of December 31, 2023, Northwest operated 134 full-service community banking offices and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including inflation and an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; (8) changes in liquidity, including the size and composition of our deposit portfolio; (9) reduction in the value of our goodwill and other intangible assets; and (10) the effect of any pandemic, including COVID-19, war or act of terrorism. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	December 31, 2023	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$122,260	161,995	139,365
Marketable securities available-for-sale (amortized cost of $1,240,003, $1,262,080 and $1,431,728, respectively)	1,043,359	1,010,076	1,218,108
Marketable securities held-to-maturity (fair value of $699,506, $682,681 and $751,384, respectively)	814,839	830,106	881,249
Total cash and cash equivalents and marketable securities	1,980,458	2,002,177	2,238,722

Loans held-for-sale	8,768	10,592	9,913
Residential mortgage loans	3,419,417	3,462,606	3,488,686
Home equity loans	1,227,858	1,258,765	1,297,674
Consumer loans	2,126,027	2,155,119	2,168,655
Commercial real estate loans	2,974,010	2,922,582	2,823,555
Commercial loans	1,658,729	1,500,609	1,131,969
Total loans receivable	11,414,809	11,310,273	10,920,452
Allowance for credit losses	(125,243)	(124,841)	(118,036)
Loans receivable, net	11,289,566	11,185,432	10,802,416

FHLB stock, at cost	30,146	40,404	40,143
Accrued interest receivable	47,353	42,624	35,528
Real estate owned, net	104	363	413
Premises and equipment, net	138,838	138,041	145,909
Bank-owned life insurance	251,895	250,502	255,062
Goodwill	380,997	380,997	380,997
Other intangible assets, net	5,290	6,013	8,560
Other assets	294,458	315,648	205,574
Total assets	$14,419,105	14,362,201	14,113,324
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$2,669,023	2,774,291	2,993,243
Interest-bearing demand deposits	2,634,546	2,598,080	2,686,431
Money market deposit accounts	1,968,218	2,042,813	2,457,569
Savings deposits	2,105,234	2,116,360	2,275,020
Time deposits	2,602,881	2,258,338	1,052,285
Total deposits	11,979,902	11,789,882	11,464,548

Borrowed funds	398,895	604,587	681,166
Subordinated debt	114,189	114,102	113,840
Junior subordinated debentures	129,574	129,509	129,314
Advances by borrowers for taxes and insurance	45,253	27,653	47,613
Accrued interest payable	13,669	7,915	3,231
Other liabilities	186,306	190,122	182,126
Total liabilities	12,867,788	12,863,770	12,621,838
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 127,110,453, 127,101,349 and 127,028,848 shares issued and outstanding, respectively	1,271	1,271	1,270
Additional paid-in capital	1,024,852	1,023,591	1,019,647
Retained earnings	674,686	671,092	641,727
Accumulated other comprehensive loss	(149,492)	(197,523)	(171,158)
Total shareholders’ equity	1,551,317	1,498,431	1,491,486
Total liabilities and shareholders’ equity	$14,419,105	14,362,201	14,113,324

Equity to assets	10.76%	10.43%	10.57%
Tangible common equity to assets*	8.30%	7.95%	8.03%
Book value per share	$12.20	11.79	11.74
Tangible book value per share*	$9.17	8.74	8.67
Closing market price per share	$12.48	10.23	13.98
Full time equivalent employees	2,098	2,084	2,160
Number of banking offices	142	142	150
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Interest income:
Loans receivable	$146,523	140,667	132,724	123,745	117,137
Mortgage-backed securities	7,951	8,072	8,326	8,537	8,603
Taxable investment securities	786	786	841	845	840
Tax-free investment securities	492	491	667	700	701
FHLB stock dividends	666	668	844	690	419
Interest-earning deposits	970	914	594	423	153
Total interest income	157,388	151,598	143,996	134,940	127,853
Interest expense:
Deposits	40,600	31,688	21,817	11,238	3,871
Borrowed funds	10,486	11,542	13,630	11,238	6,938
Total interest expense	51,086	43,230	35,447	22,476	10,809
Net interest income	106,302	108,368	108,549	112,464	117,044
Provision for credit losses - loans	3,801	3,983	6,010	4,870	9,023
Provision for credit losses - unfunded commitments (1)	4,145	(2,981)	2,920	126	1,876
Net interest income after provision for credit losses	98,356	107,366	99,619	107,468	106,145
Noninterest income:
Loss on sale of investments	(1)	—	(8,306)	—	(1)
Gain on sale of mortgage servicing rights	—	—	8,305	—	—
Gain on sale of SBA loans	388	301	832	279	—
Gain on sale of loans	726	—	—	—	—
Service charges and fees	15,922	15,270	14,833	13,189	14,125
Trust and other financial services income	6,884	7,085	6,866	6,449	6,642
Gain on real estate owned, net	1,084	29	785	108	51
Income from bank-owned life insurance	1,454	4,561	1,304	1,269	1,663
Mortgage banking income	247	632	1,028	524	477
Other operating income	2,465	3,010	4,150	2,151	4,901
Total noninterest income	29,169	30,888	29,797	23,969	27,858
Noninterest expense:
Compensation and employee benefits	50,194	51,243	47,650	46,604	46,658
Premises and occupancy costs	7,049	7,052	7,579	7,471	7,370
Office operations	3,747	3,398	2,800	3,010	3,544
Collections expense	328	551	429	387	563
Processing expenses	15,017	14,672	14,648	14,350	13,585
Marketing expenses	1,317	2,379	2,856	2,892	2,773
Federal deposit insurance premiums	2,643	2,341	2,064	2,223	1,319
Professional services	6,255	3,002	3,804	4,758	5,434
Amortization of intangible assets	724	795	842	909	932
Real estate owned expense	51	141	83	181	53
Merger, asset disposition and restructuring expense	2,354	—	1,593	2,802	4,243
Other expenses	997	1,996	1,510	1,863	2,304
Total noninterest expense	90,676	87,570	85,858	87,450	88,778
Income before income taxes	36,849	50,684	43,558	43,987	45,225
Income tax expense	7,835	11,464	10,514	10,308	10,576
Net income	$29,014	39,220	33,044	33,679	34,649

Basic earnings per share	$0.23	0.31	0.26	0.27	0.27
Diluted earnings per share	$0.23	0.31	0.26	0.26	0.27
Annualized return on average equity	7.64%	10.27%	8.72%	9.11%	9.38%
Annualized return on average assets	0.80%	1.08%	0.93%	0.97%	0.98%
Annualized return on tangible common equity *	9.88%	14.00%	11.79%	12.15%	12.48%
Efficiency ratio	66.93%	62.88%	62.06%	64.10%	61.27%
Efficiency ratio, excluding certain items (1) **	64.66%	62.31%	60.30%	61.38%	57.70%
Annualized noninterest expense to average assets	2.51%	2.42%	2.42%	2.51%	2.52%
Annualized noninterest expense to average assets, excluding certain items (1) **	2.43%	2.39%	2.35%	2.40%	2.37%
(1)     Reclassified from other expenses for periods prior to March 31, 2023. Respective ratios updated for reclassification.
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Year ended December 31,
	2023	2022
Interest income:
Loans receivable	$543,659	407,828
Mortgage-backed securities	32,886	30,804
Taxable investment securities	3,258	3,070
Tax-free investment securities	2,350	2,767
FHLB stock dividends	2,868	730
Interest-earning deposits	2,901	3,599
Total interest income	587,922	448,798
Interest expense:
Deposits	105,343	14,120
Borrowed funds	46,896	13,997
Total interest expense	152,239	28,117
Net interest income	435,683	420,681
Provision for credit losses - loans	18,664	17,860
Provision for credit losses - unfunded commitments (1)	4,210	10,453
Net interest income after provision for credit losses	412,809	392,368
Noninterest income:
Loss on sale of investments	(8,307)	(8)
Gain on sale of mortgage servicing rights	8,305	—
Gain on sale of SBA loans	1,800	—
Gain on sale of loans	726	—
Service charges and fees	59,214	55,188
Trust and other financial services income	27,284	27,765
Gain on real estate owned, net	2,006	603
Income from bank-owned life insurance	8,588	7,129
Mortgage banking income	2,431	4,865
Other operating income	11,776	15,307
Total noninterest income	113,823	110,849
Noninterest expense:
Compensation and employee benefits	195,691	188,359
Premises and occupancy costs	29,151	29,618
Office operations	12,955	13,318
Collections expense	1,695	1,808
Processing expenses	58,687	52,496
Marketing expenses	9,444	9,095
Federal deposit insurance premiums	9,271	4,778
Professional services	17,819	14,703
Amortization of intangible assets	3,270	4,277
Real estate owned expense	456	223
Merger, asset disposition and restructuring expense	6,749	5,617
Other expenses	6,366	5,233
Total noninterest expense	351,554	329,525
Income before income taxes	175,078	173,692
Income tax expense	40,121	40,026
Net income	$134,957	133,666

Basic earnings per share	$1.06	1.05
Diluted earnings per share	$1.06	1.05

Annualized return on average equity	8.94%	8.80%
Annualized return on average assets	0.95%	0.94%
Annualized return on tangible common equity *	11.58%	12.13%
Efficiency ratio	63.98%	62.00%
Efficiency ratio, excluding certain items (1) **	62.15%	60.13%
Annualized noninterest expense to average assets	2.46%	2.32%
Annualized noninterest expense to average assets, excluding certain items (1) **	2.39%	2.25%
(1)    Reclassified from other expenses for periods prior to March 31, 2023. Respective ratios updated for reclassification.
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Reconciliation of net income to adjusted net operating income:
Net income (GAAP)	$29,014	34,649	134,957	133,666
Non-GAAP adjustments
Add: merger, asset disposition and restructuring expense	2,354	4,243	6,749	5,617
Less: tax benefit of merger, asset disposition and restructuring expense	(659)	(1,188)	(1,890)	(1,573)
Adjusted net operating income (non-GAAP)	$30,709	37,704	139,816	137,710
Diluted earnings per share (GAAP)	$0.23	0.27	1.06	1.05
Diluted adjusted operating earnings per share (non-GAAP)	$0.24	0.30	1.10	1.08

Average equity	$1,506,895	1,465,285	1,510,285	1,518,704
Average assets	14,329,020	13,983,100	14,269,809	14,177,698
Annualized return on average equity (GAAP)	7.64%	9.38%	8.94%	8.80%
Annualized return on average assets (GAAP)	0.80%	0.98%	0.95%	0.94%
Annualized return on average equity, excluding merger, asset disposition and restructuring expense, net of tax (non-GAAP)	8.09%	10.21%	9.26%	9.07%
Annualized return on average assets, excluding merger, asset disposition and restructuring expense, net of tax (non-GAAP)	0.85%	1.07%	0.98%	0.97%

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Financial Condition.

	December 31, 2023	September 30, 2023	December 31, 2022
Tangible common equity to assets
Total shareholders’ equity	$1,551,317	1,498,431	1,491,486
Less: goodwill and intangible assets	(386,287)	(387,010)	(389,557)
Tangible common equity	$1,165,030	1,111,421	1,101,929

Total assets	$14,419,105	14,362,201	14,113,324
Less: goodwill and intangible assets	(386,287)	(387,010)	(389,557)
Tangible assets	$14,032,818	13,975,191	13,723,767

Tangible common equity to tangible assets	8.30%	7.95%	8.03%

Tangible common equity to tangible assets, including unrealized losses on held-to-maturity investments
Tangible common equity	$1,165,030	1,111,421	1,101,929
Less: unrealized losses on held to maturity investments	(115,334)	(147,425)	(129,865)
Add: deferred taxes on unrealized losses on held to maturity investments	32,294	41,279	36,362
Tangible common equity, including unrealized losses on held-to-maturity investments	$1,081,990	1,005,275	1,008,426

Tangible assets	14,032,818	13,975,191	13,723,767

Tangible common equity to tangible assets, including unrealized losses on held-to-maturity investments	7.71%	7.19%	7.35%

Tangible book value per share
Tangible common equity	$1,165,030	1,111,421	1,101,929
Common shares outstanding	127,110,453	127,101,349	127,028,848
Tangible book value per share	9.17	8.74	8.67

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's Consolidated Statements of Income.

	Quarter ended					Year ended December 30,
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	2023	2022

Annualized return on tangible common equity
Net income	$29,014	39,220	33,044	33,679	34,649	134,957	133,666

Total shareholders’ equity	1,551,317	1,498,431	1,511,501	1,513,275	1,491,486	1,551,317	1,491,486
Less: goodwill and intangible assets	(386,287)	(387,010)	(387,806)	(388,648)	(389,557)	(386,287)	(389,557)
Tangible common equity	$1,165,030	1,111,421	1,123,695	1,124,627	1,101,929	1,165,030	1,101,929

Annualized return on tangible common equity	9.88%	14.00%	11.79%	12.15%	12.48%	11.58%	12.13%

Efficiency ratio, excluding amortization and merger, asset disposition and restructuring expenses
Non-interest expense	$90,676	87,570	85,858	87,450	88,778	351,554	329,525
Less: amortization expense	(724)	(795)	(842)	(909)	(932)	(3,270)	(4,277)
Less: merger, asset disposition and restructuring expenses	(2,354)	—	(1,593)	(2,802)	(4,243)	(6,749)	(5,617)
Non-interest expense, excluding amortization and merger, assets disposition and restructuring expenses	$87,598	86,775	83,423	83,739	83,603	341,535	319,631

Net interest income	$106,302	108,368	108,549	112,464	117,044	435,683	420,681
Non-interest income	29,169	30,888	29,797	23,969	27,858	113,823	110,849
Net interest income plus non-interest income	$135,471	139,256	138,346	136,433	144,902	549,506	531,530

Efficiency ratio, excluding amortization and merger, asset disposition and restructuring expenses	64.66%	62.31%	60.30%	61.38%	57.70%	62.15%	60.13%

Annualized non-interest expense to average assets, excluding amortization and merger, asset disposition and restructuring expense
Non-interest expense excluding amortization and merger, asset disposition and restructuring expenses	87,598	86,775	83,423	83,739	83,603	341,535	319,631
Average assets	14,329,020	14,379,323	14,245,917	14,121,496	13,983,100	14,269,809	14,177,698
Annualized non-interest expense to average assets, excluding amortization and merger, asset disposition and restructuring expense	2.43%	2.39%	2.35%	2.40%	2.37%	2.39%	2.25%
*    The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude merger, asset disposition and restructuring expense. The net tax effect was calculated using statutory tax rates of approximately 28.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Deposits (Unaudited)
(dollars in thousands)

Generally, deposits in excess of $250,000 are not federally insured. The following table provides details regarding the Company’s uninsured deposits portfolio:

	As of December 31, 2023
	Balance	Percent of total deposits	Number of relationships
Uninsured deposits per the Call Report (1)	$2,810,966	23.46%	4,924
Less intercompany deposit accounts	976,113	8.15%	12
Less collateralized deposit accounts	432,443	3.61%	239
Uninsured deposits excluding intercompany and collateralized accounts	$1,402,410	11.71%	4,673
(1)     Uninsured deposits presented may be different from actual amounts due to titling of accounts.

Our largest uninsured depositor, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $19.0 million, or 0.16% of total deposits, as of December 31, 2023. Our top ten largest uninsured depositors, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $105.8 million, or 0.88% of total deposits, as of December 31, 2023. The average uninsured deposit account balance, excluding intercompany and collateralized accounts, was $300,000 as of December 31, 2023.

The following table provides additional details over the Company’s deposit portfolio:

	As of December 31, 2023
	Balance	Percent of total deposits	Number of accounts
Personal noninterest bearing demand deposits	$1,357,875	11.33%	288,919
Business noninterest bearing demand deposits	1,311,148	10.94	44,306
Personal interest-bearing demand deposits	1,464,058	12.22	58,543
Business interest-bearing demand deposits	1,170,488	9.77	7,953
Personal money market deposits	1,435,939	11.99	25,556
Business money market deposits	532,279	4.44	2,841
Savings deposits	2,105,234	17.57	206,127
Time deposits	2,602,881	21.74	74,330
Total deposits	$11,979,902	100.00%	708,575

Our average deposit account balance as of December 31, 2023 was $17,000. The Company’s insured cash sweep deposit balance was $357.0 million as of December 31, 2023.

The following table provides additional details regarding the Company’s deposit portfolio over time:

	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023
Personal noninterest bearing demand deposits	1,388,690	1,413,781	1,412,227	1,428,232	1,397,167	1,375,144	1,357,875
Business noninterest bearing demand deposits	1,669,559	1,680,339	1,581,016	1,467,860	1,423,396	1,399,147	1,311,148
Personal interest-bearing demand deposits	1,785,761	1,742,173	1,718,806	1,627,546	1,535,254	1,477,617	1,464,058
Business interest-bearing demand deposits	529,357	498,937	499,059	466,105	624,252	689,914	812,433
Municipal demand deposits	543,573	571,620	468,566	447,852	418,147	430,549	358,055
Personal money market deposits	1,994,907	1,949,379	1,832,583	1,626,614	1,511,652	1,463,689	1,435,939
Business money market deposits	636,805	627,634	624,986	701,436	642,601	579,124	532,279
Savings deposits	2,362,725	2,327,419	2,275,020	2,194,743	2,120,215	2,116,360	2,105,234
Time deposits	1,155,878	1,067,110	1,052,285	1,576,791	1,989,711	2,258,338	2,602,881
Total deposits	12,067,255	11,878,392	11,464,548	11,537,179	11,662,395	11,789,882	11,979,902

Northwest Bancshares, Inc. and Subsidiaries
Regulatory Capital Requirements (Unaudited)
(dollars in thousands)

	At December 31, 2023
	Actual		Minimum capital requirements (1)		Well capitalized requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets)
Northwest Bancshares, Inc.	$1,799,883	16.040%	$1,178,234	10.500%	$1,122,128	10.000%
Northwest Bank	1,520,736	13.564%	1,177,257	10.500%	1,121,197	10.000%

Tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,553,766	13.847%	953,809	8.500%	897,702	8.000%
Northwest Bank	1,388,808	12.387%	953,018	8.500%	896,958	8.000%

Common equity tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,428,181	12.727%	785,489	7.000%	729,383	6.500%
Northwest Bank	1,388,808	12.387%	784,838	7.000%	728,778	6.500%

Tier 1 capital (leverage) (to average assets)
Northwest Bancshares, Inc.	1,553,766	10.841%	573,290	4.000%	716,612	5.000%
Northwest Bank	1,388,808	9.697%	572,903	4.000%	716,128	5.000%
(1) Amounts and ratios include the capital conservation buffer of 2.5%, which does not apply to Tier 1 capital to average assets (leverage ratio). For further information related to the capital conservation buffer, see "Item 1. Business - Supervision and Regulation" of our 2020 Annual Report on Form 10-K.

Northwest Bancshares, Inc. and Subsidiaries
Marketable Securities (Unaudited)
(dollars in thousands)

	December 31, 2023
Marketable securities available-for-sale	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value	Weighted average duration
Debt issued by the U.S. government and agencies:
Due after one year through five years	$20,000	—	(1,135)	18,865	2.90
Due after ten years	49,383	—	(9,934)	39,449	6.15

Debt issued by government sponsored enterprises:
Due after one year through five years	45,986	—	(5,763)	40,223	4.34
Due after five years through ten years	386	—	(12)	374	1.84

Municipal securities:
Due after one year through five years	4,279	22	(427)	3,874	3.99
Due after five years through ten years	20,725	—	(1,437)	19,288	7.10
Due after ten years	60,762	125	(8,580)	52,307	10.30

Corporate debt issues:
Due after five years through ten years	8,466	—	(778)	7,688	5.35

Residential mortgage-backed agency securities:
Fixed rate pass-through	209,069	27	(25,222)	183,874	6.49
Variable rate pass-through	7,140	11	(71)	7,080	4.50
Fixed rate agency CMOs	789,842	—	(143,055)	646,787	5.20
Variable rate agency CMOs	23,965	38	(453)	23,550	3.57
Total residential mortgage-backed agency securities	1,030,016	76	(168,801)	861,291	5.42
Total marketable securities available-for-sale	$1,240,003	223	(196,867)	1,043,359	5.63

Marketable securities held-to-maturity
Government sponsored
Due after one year through five years	$69,471	—	(8,100)	61,371	3.90
Due after five years through ten years	54,987	—	(8,700)	46,287	5.33

Residential mortgage-backed agency securities:
Fixed rate pass-through	147,874	—	(20,834)	127,040	5.26
Variable rate pass-through	449	1	—	450	4.47
Fixed rate agency CMOs	541,529	—	(77,694)	463,835	6.28
Variable rate agency CMOs	529	—	(6)	523	5.33
Total residential mortgage-backed agency securities	690,381	1	(98,534)	591,848	6.06
Total marketable securities held-to-maturity	$814,839	1	(115,334)	699,506	5.83

Northwest Bancshares, Inc. and Subsidiaries
Borrowed Funds (Unaudited)
(dollars in thousands)

	December 31, 2023
	Amount	Average rate
Term notes payable to the FHLB of Pittsburgh, due within one year	$175,000	5.71%
Notes payable to the FHLB of Pittsburgh, due within one year	163,500	5.70%
Total term notes payable to the FHLB	338,500	5.70%

Collateralized borrowings, due within one year	35,495	1.72%
Collateral received, due within one year	24,900	5.26%
Subordinated debentures, net of issuance costs	114,189	4.28%
Junior subordinated debentures	129,574	7.88%
Total borrowed funds *	$642,658	5.65%
*    As of December 31, 2023, the Company had $3.3 billion of additional borrowing capacity available with the FHLB of Pittsburgh, including a $250.0 million overnight line of credit, which had a $163.5 million drawn balance, as well as $297.5 million of borrowing capacity available with the Federal Reserve Bank and $105.0 million with two correspondent banks.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of Loan Portfolio by Loan Sector (Unaudited)

Commercial real estate loans outstanding
The following table provides the various loan sectors in our commercial real estate portfolio at December 31, 2023:

December 31, 2023
Property type	Percent of portfolio
5 or More Unit Dwelling	14.5%
Nursing Home	12.8
Retail Building	12.0
Commercial Office Building - non-owner occupied	9.3
Residential acquisition & development - 1-4 family, townhouses and apartments	4.8
Manufacturing & Industrial Building	4.8
Multi-use building - commercial, retail and residential	4.4
Warehouse/Storage Building	3.9
Commercial office building - owner occupied	3.3
Multi-use building - office and warehouse	3.3
Single Family Dwelling	2.7
Other Medical Facility	2.5
Student Housing	2.2
Hotel/Motel	2.1
2-4 Family	2.1
Agricultural Real Estate	2.1
All Other Types	13.2
Total	100.0%

The following table describes our commercial real estate portfolio by state at December 31, 2023:

December 31, 2023
State	Percent of portfolio
New York	32.4%
Pennsylvania	30.9
Ohio	20.0
Indiana	7.9
All other	8.8
Total	100.0%

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Nonaccrual loans current:
Residential mortgage loans	$959	1,951	1,559	1,423	1,496
Home equity loans	871	947	1,089	1,084	1,418
Consumer loans	1,051	1,049	1,009	911	836
Commercial real estate loans	64,603	44,639	48,468	50,045	53,303
Commercial loans	1,182	1,369	995	1,468	895
Total nonaccrual loans current	$68,666	49,955	53,120	54,931	57,948
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$933	48	49	688	473
Home equity loans	174	92	37	18	180
Consumer loans	225	274	309	223	178
Commercial real estate loans	51	1,913	1,697	1,900	1,220
Commercial loans	139	90	855	341	145
Total nonaccrual loans delinquent 30 days to 59 days	$1,522	2,417	2,947	3,170	2,196
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$511	66	185	919	31
Home equity loans	347	319	363	338	290
Consumer loans	557	312	360	340	341
Commercial real estate loans	831	212	210	1,355	473
Commercial loans	56	291	245	126	96
Total nonaccrual loans delinquent 60 days to 89 days	$2,302	1,200	1,363	3,078	1,231
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$6,324	7,695	6,290	3,300	5,574
Home equity loans	3,100	2,073	1,965	2,190	2,257
Consumer loans	3,212	2,463	2,033	2,791	2,672
Commercial real estate loans	6,488	8,416	8,575	8,010	7,867
Commercial loans	2,770	2,435	2,296	1,139	1,491
Total nonaccrual loans delinquent 90 days or more	$21,894	23,082	21,159	17,430	19,861
Total nonaccrual loans	$94,384	76,654	78,589	78,609	81,236
Total nonaccrual loans	$94,384	76,654	78,589	78,609	81,236
Loans 90 days past due and still accruing	2,698	728	532	652	744
Nonperforming loans	97,082	77,382	79,121	79,261	81,980
Real estate owned, net	104	363	371	524	413
Nonperforming assets	$97,186	77,745	79,492	79,785	82,393

Nonperforming loans to total loans	0.85%	0.68%	0.70%	0.71%	0.75%
Nonperforming assets to total assets	0.67%	0.54%	0.56%	0.56%	0.58%
Allowance for credit losses to total loans	1.10%	1.10%	1.10%	1.09%	1.08%
Allowance for credit losses to nonperforming loans	129.01%	161.33%	157.26%	152.98%	143.98%

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At December 31, 2023	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,413,846	—	14,339	—	—	3,428,185
Home equity loans	1,223,097	—	4,761	—	—	1,227,858
Consumer loans	2,120,216	—	5,811	—	—	2,126,027
Total Personal Banking	6,757,159	—	24,911	—	—	6,782,070
Commercial Banking:
Commercial real estate loans	2,670,510	124,116	179,384	—	—	2,974,010
Commercial loans	1,637,879	6,678	14,172	—	—	1,658,729
Total Commercial Banking	4,308,389	130,794	193,556	—	—	4,632,739
Total loans	$11,065,548	130,794	218,467	—	—	11,414,809
At September 30, 2023
Personal Banking:
Residential mortgage loans	$3,459,251	—	13,512	—	—	3,472,763
Home equity loans	1,254,985	—	3,780	—	—	1,258,765
Consumer loans	2,150,464	—	4,655	—	—	2,155,119
Total Personal Banking	6,864,700	—	21,947	—	—	6,886,647
Commercial Banking:
Commercial real estate loans	2,632,472	123,935	166,610	—	—	2,923,017
Commercial loans	1,476,833	3,690	20,086	—	—	1,500,609
Total Commercial Banking	4,109,305	127,625	186,696	—	—	4,423,626
Total loans	$10,974,005	127,625	208,643	—	—	11,310,273
At June 30, 2023
Personal Banking:
Residential mortgage loans	$3,483,098	—	12,059	—	—	3,495,157
Home equity loans	1,272,363	—	3,699	—	—	1,276,062
Consumer loans	2,196,938	—	4,124	—	—	2,201,062
Total Personal Banking	6,952,399	—	19,882	—	—	6,972,281
Commercial Banking:
Commercial real estate loans	2,649,535	74,170	171,519	—	—	2,895,224
Commercial loans	1,377,981	3,040	22,705	—	—	1,403,726
Total Commercial Banking	4,027,516	77,210	194,224	—	—	4,298,950
Total loans	$10,979,915	77,210	214,106	—	—	11,271,231
At March 31, 2023
Personal Banking:
Residential mortgage loans	$3,499,135	—	6,330	—	—	3,505,465
Home equity loans	1,277,915	—	3,631	—	—	1,281,546
Consumer loans	2,227,379	—	4,754	—	—	2,232,133
Total Personal Banking	7,004,429	—	14,715	—	—	7,019,144
Commercial Banking:
Commercial real estate loans	2,585,676	69,837	171,591	—	—	2,827,104
Commercial loans	1,217,344	6,381	22,298	—	—	1,246,023
Total Commercial Banking	3,803,020	76,218	193,889	—	—	4,073,127
Total loans	$10,807,449	76,218	208,604	—	—	11,092,271
At December 31, 2022
Personal Banking:
Residential mortgage loans	$3,484,870	—	13,729	—	—	3,498,599
Home equity loans	1,292,146	—	5,528	—	—	1,297,674
Consumer loans	2,164,220	—	4,435	—	—	2,168,655
Total Personal Banking	6,941,236	—	23,692	—	—	6,964,928
Commercial Banking:
Commercial real estate loans	2,579,809	55,076	188,670	—	—	2,823,555
Commercial loans	1,100,707	7,384	23,878	—	—	1,131,969
Total Commercial Banking	3,680,516	62,460	212,548	—	—	3,955,524
Total loans	$10,621,752	62,460	236,240	—	—	10,920,452
*    Includes $7.8 million, $6.9 million, $4.9 million, $7.4 million, and $7.4 million of acquired loans at December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022, respectively.
**    Includes $20.3 million, $28.9 million, $31.2 million, $31.9 million, and $39.1 million of acquired loans at December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	December 31, 2023		*	September 30, 2023		*	June 30, 2023		*	March 31, 2023		*	December 31, 2022		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	307	$30,041	0.9%	6	$573	—%	14	$627	—%	259	$26,992	0.8%	304	$29,487	0.8%
Home equity loans	121	5,761	0.5%	112	4,707	0.4%	92	3,395	0.3%	111	4,235	0.3%	145	6,657	0.5%
Consumer loans	896	11,211	0.5%	733	9,874	0.5%	602	7,955	0.4%	587	6,930	0.3%	737	9,435	0.4%
Commercial real estate loans	23	3,204	0.1%	22	3,411	0.1%	13	2,710	0.1%	23	4,834	0.2%	29	4,008	0.1%
Commercial loans	59	4,196	0.3%	52	2,847	0.2%	38	15,658	1.1%	46	4,253	0.3%	51	2,648	0.2%
Total loans delinquent 30 days to 59 days	1,406	$54,413	0.5%	925	$21,412	0.2%	759	$30,345	0.3%	1,026	$47,244	0.4%	1,266	$52,235	0.5%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	69	$7,796	0.2%	56	$5,395	0.2%	52	$3,521	0.1%	23	$1,922	0.1%	65	$5,563	0.2%
Home equity loans	37	982	0.1%	40	1,341	0.1%	31	1,614	0.1%	31	1,061	0.1%	29	975	0.1%
Consumer loans	322	3,754	0.2%	236	2,707	0.1%	250	2,584	0.1%	185	2,083	0.1%	255	3,070	0.1%
Commercial real estate loans	9	1,031	—%	13	1,588	0.1%	12	1,288	—%	17	1,949	0.1%	16	2,377	0.1%
Commercial loans	16	703	—%	15	981	0.1%	23	11,092	0.8%	19	1,088	0.1%	24	1,115	0.1%
Total loans delinquent 60 days to 89 days	453	$14,266	0.1%	360	$12,012	0.1%	368	$20,099	0.2%	275	$8,103	0.1%	389	$13,100	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	70	$7,995	0.2%	79	$7,695	0.2%	63	$6,290	0.2%	39	$3,300	0.1%	65	$5,574	0.2%
Home equity loans	81	3,126	0.3%	73	2,206	0.2%	68	1,965	0.2%	65	2,190	0.2%	68	2,257	0.2%
Consumer loans	440	3,978	0.2%	357	3,020	0.1%	314	2,447	0.1%	313	3,279	0.1%	334	3,079	0.1%
Commercial real estate loans	27	6,712	0.2%	27	8,416	0.3%	20	8,575	0.3%	18	8,010	0.3%	19	7,867	0.3%
Commercial loans	53	2,780	0.2%	39	2,472	0.2%	38	2,414	0.2%	24	1,302	0.1%	15	1,829	0.2%
Total loans delinquent 90 days or more	671	$24,591	0.2%	575	$23,809	0.2%	503	$21,691	0.2%	459	$18,081	0.2%	501	$20,606	0.2%

Total loans delinquent	2,530	$93,270	0.8%	1,860	$57,233	0.5%	1,630	$72,135	0.6%	1,760	$73,428	0.7%	2,156	$85,941	0.8%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $646,000, $1.4 million, $605,000, $331,000, and $1.7 million at December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Beginning balance	$124,841	124,423	121,257	118,036	109,819
ASU 2022-02 Adoption	—	—	—	426	—
Provision	3,801	3,983	6,010	4,870	9,023
Charge-offs residential mortgage	(266)	(171)	(545)	(207)	(546)
Charge-offs home equity	(133)	(320)	(235)	(164)	(232)
Charge-offs consumer	(3,860)	(3,085)	(2,772)	(2,734)	(2,430)
Charge-offs commercial real estate	(742)	(484)	(483)	(657)	(621)
Charge-offs commercial	(806)	(1,286)	(1,209)	(865)	(404)
Recoveries	2,408	1,781	2,400	2,552	3,427
Ending balance	$125,243	124,841	124,423	121,257	118,036
Net charge-offs to average loans, annualized	0.12%	0.13%	0.10%	0.08%	0.03%

	Year ended December 31,
	2023	2022
Beginning balance	$118,036	102,241
ASU 2022-02 Adoption	426	—
Provision	18,664	17,860
Charge-offs residential mortgage	(1,189)	(2,033)
Charge-offs home equity	(852)	(1,469)
Charge-offs consumer	(12,451)	(8,406)
Charge-offs commercial real estate	(2,366)	(7,366)
Charge-offs commercial	(4,166)	(1,657)
Recoveries	9,141	18,866
Ending balance	$125,243	118,036
Net charge-offs to average loans, annualized	0.11%	0.02%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Quarter ended
	December 31, 2023			September 30, 2023			June 30, 2023			March 31, 2023			December 31, 2022
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$3,442,308	32,739	3.80%	$3,476,446	32,596	3.75%	$3,485,517	32,485	3.73%	$3,493,617	32,009	3.66%	$3,439,401	30,974	3.60%
Home equity loans	1,238,420	17,590	5.64%	1,264,134	17,435	5.47%	1,273,298	16,898	5.32%	1,284,425	16,134	5.09%	1,282,733	15,264	4.72%
Consumer loans	2,055,783	24,667	4.76%	2,092,023	23,521	4.46%	2,143,804	22,662	4.24%	2,123,672	20,794	3.97%	2,069,207	19,709	3.78%
Commercial real estate loans	2,950,589	43,337	5.83%	2,911,145	41,611	5.67%	2,836,443	38,426	5.43%	2,824,120	37,031	5.24%	2,822,008	35,428	4.91%
Commercial loans	1,564,617	28,801	7.30%	1,447,211	26,239	7.19%	1,326,598	22,872	6.92%	1,161,298	18,353	6.32%	1,113,178	16,315	5.74%
Total loans receivable (a) (b) (d)	11,251,717	147,134	5.19%	11,190,959	141,402	5.01%	11,065,660	133,343	4.83%	10,887,132	124,321	4.63%	10,726,527	117,690	4.35%
Mortgage-backed securities (c)	1,741,687	7,951	1.83%	1,781,010	8,072	1.81%	1,859,427	8,326	1.79%	1,909,676	8,537	1.79%	1,956,167	8,603	1.76%
Investment securities (c) (d)	335,121	1,425	1.70%	336,125	1,431	1.70%	374,560	1,715	1.83%	384,717	1,761	1.83%	386,468	1,753	1.81%
FHLB stock, at cost	35,082	665	7.52%	37,722	668	7.03%	45,505	844	7.44%	39,631	690	7.06%	26,827	419	6.19%
Other interest-earning deposits	62,027	970	6.20%	59,433	915	6.11%	38,912	594	6.12%	30,774	423	5.50%	9,990	153	5.99%
Total interest-earning assets	13,425,634	158,145	4.67%	13,405,249	152,488	4.51%	13,384,064	144,822	4.34%	13,251,930	135,732	4.15%	13,105,979	128,618	3.89%
Noninterest-earning assets (e)	903,386			974,074			861,853			869,566			877,121
Total assets	$14,329,020			$14,379,323			$14,245,917			$14,121,496			$13,983,100
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits (g)	$2,102,320	4,045	0.76%	$2,116,759	2,695	0.51%	$2,142,941	1,393	0.26%	$2,198,988	690	0.13%	$2,298,451	585	0.10%
Interest-bearing demand deposits (g)	2,573,634	4,921	0.76%	2,569,229	4,086	0.63%	2,469,666	1,648	0.27%	2,612,883	951	0.15%	2,718,360	509	0.07%
Money market deposit accounts (g)	1,997,116	7,446	1.48%	2,112,228	6,772	1.27%	2,221,713	6,113	1.10%	2,408,582	4,403	0.74%	2,512,892	1,310	0.21%
Time deposits (g)	2,447,335	24,187	3.92%	2,164,559	18,136	3.32%	1,765,454	12,663	2.88%	1,293,609	5,194	1.63%	1,024,895	1,467	0.57%
Borrowed funds (f)	548,089	6,826	4.94%	643,518	7,937	4.89%	837,358	10,202	4.89%	740,218	7,938	4.35%	451,369	3,967	3.49%
Subordinated debt	114,134	1,148	4.02%	114,045	1,148	4.03%	113,958	1,148	4.03%	113,870	1,148	4.03%	113,783	1,148	4.04%
Junior subordinated debentures	129,532	2,512	7.59%	129,466	2,456	7.42%	129,401	2,280	6.97%	129,335	2,152	6.66%	129,271	1,823	5.52%
Total interest-bearing liabilities	9,912,160	51,085	2.04%	9,849,804	43,230	1.74%	9,680,491	35,447	1.47%	9,497,485	22,476	0.96%	9,249,021	10,809	0.46%
Noninterest-bearing demand deposits (g)	2,675,788			2,757,091			2,820,928			2,889,973			3,039,000
Noninterest-bearing liabilities	234,177			257,141			224,508			235,213			229,794
Total liabilities	12,822,125			12,864,036			12,725,927			12,622,671			12,517,815
Shareholders’ equity	1,506,895			1,515,287			1,519,990			1,498,825			1,465,285
Total liabilities and shareholders’ equity	$14,329,020			$14,379,323			$14,245,917			$14,121,496			$13,983,100
Net interest income/Interest rate spread		107,060	2.63%		109,258	2.77%		109,375	2.87%		113,256	3.19%		117,809	3.43%
Net interest-earning assets/Net interest margin	$3,513,474		3.16%	$3,555,445		3.23%	$3,703,573		3.28%	$3,754,445		3.47%	$3,856,958		3.57%
Ratio of interest-earning assets to interest-bearing liabilities	1.35X			1.36X			1.38X			1.40X			1.42X

(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    Average cost of deposits were 1.37%, 1.07%, 0.77%, 0.40%, and 0.13%, respectively and average cost of Interest-bearing deposits were 1.77%, 1.40%, 1.02%, 0.54%, and 0.18%, respectively.
(h)    Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans — 5.17%, 4.99%, 4.81%, 4.61%, and 4.33%, respectively, Investment securities — 1.52%, 1.52%, 1.61%, 1.61%, and 1.59%, respectively, Interest-earning assets — 4.65%, 4.49%, 4.32%, 4.13%, and 3.87%, respectively. GAAP basis net interest rate spreads were 2.61%, 2.75%, 2.85%, 3.17%, and 3.41%, respectively, and GAAP basis net interest margins were 3.14%, 3.21%, 3.25%, 3.44%, and 3.54%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(in thousands)

    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Year ended December 31,
	2023			2022
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets
Interest-earning assets:
Residential mortgage loans	$3,474,336	129,828	3.74%	$3,232,487	113,256	3.50%
Home equity loans	1,264,941	68,058	5.38%	1,282,218	52,707	4.11%
Consumer loans	2,103,602	91,645	4.36%	1,933,557	67,296	3.48%
Commercial real estate loans	2,881,005	160,352	5.57%	2,894,508	131,230	4.47%
Commercial loans	1,376,234	96,253	6.99%	976,128	45,293	4.58%
Loans receivable (a) (b) (d)	11,100,118	546,136	4.92%	10,318,898	409,782	3.97%
Mortgage-backed securities (c)	1,822,375	32,886	1.80%	1,968,528	30,804	1.56%
Investment securities (c) (d)	357,436	6,312	1.77%	381,518	6,671	1.75%
FHLB stock, at cost	39,467	2,868	7.27%	17,065	730	4.27%
Other interest-earning deposits	47,787	2,901	6.07%	567,609	3,599	0.63%
Total interest-earning assets	13,367,183	591,103	4.42%	13,253,618	451,586	3.41%
Noninterest-earning assets (e)	902,626			924,080

Total assets	$14,269,809			$14,177,698

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Savings deposits (g)	$2,148,127	8,822	0.41%	$2,336,217	2,343	0.10%
Interest-bearing demand deposits (g)	2,556,281	11,606	0.45%	2,810,889	1,517	0.05%
Money market deposit accounts (g)	2,183,583	24,734	1.13%	2,613,422	3,377	0.13%
Time deposits (g)	1,913,372	60,181	3.15%	1,161,432	6,883	0.59%
Borrowed funds (f)	691,636	32,903	4.76%	212,026	4,531	2.14%
Subordinated debt	114,002	4,592	4.03%	117,625	4,750	4.04%
Junior subordinated debentures	129,434	9,401	7.26%	129,175	4,716	3.60%
Total interest-bearing liabilities	9,736,435	152,239	1.56%	9,380,786	28,117	0.30%
Noninterest-bearing demand deposits (g)	2,785,279			3,070,892
Noninterest-bearing liabilities	237,810			207,316

Total liabilities	12,759,524			12,658,994

Shareholders’ equity	1,510,285			1,518,704

Total liabilities and shareholders’ equity	$14,269,809			$14,177,698

Net interest income/Interest rate spread		438,864	2.86%		423,469	3.11%

Net interest-earning assets/Net interest margin	$3,630,748		3.28%	$3,872,832		3.20%

Ratio of interest-earning assets to interest-bearing liabilities	1.37X			1.41X
(a)Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.
(c)Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)Average balances include FHLB borrowings and collateralized borrowings.
(g)Average cost of deposits were 0.91% and 0.12%, respectively and average cost of Interest-bearing deposits were 1.20% and 0.16%, respectively.
(h)Shown on a FTE basis. GAAP basis yields were: Loans — 4.90% and 3.95%, respectively; Investment securities — 1.57% and 1.53%, respectively; Interest-earning assets — 4.40% and 3.39%, respectively. GAAP basis net interest rate spreads were 2.83% and 3.09%, respectively; and GAAP basis net interest margins were 3.26% and 3.17%, respectively.